Exhibit 1(i)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

Merrill Lynch Variable Series Funds, Inc. (the “Company”), a Maryland corporation having its principal office in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The Company is registered as an open-end investment company under the U.S. Investment Company Act of 1940, as amended.

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Company by Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the total number of shares of capital stock that the Company has authority to issue.

THIRD: Immediately prior to the aforementioned increase in the total number of shares of capital stock that the Company has authority to issue, the Company had authority to issue Two Billion (2,000,000,000) shares of capital stock, par value Ten Cents ($0.10) per share, totaling an aggregate par value of Two Hundred Million Dollars ($200,000,000). These Two Billion (2,000,000,000) shares of capital stock were divided into Fourteen (14) classes of Common Stock, designated as follows:

(i)	Five Hundred Million (500,000,000) shares designated Merrill Lynch Reserve Assets Fund Common Stock;
(ii)	One Hundred Million (100,000,000) shares designated Merrill Lynch Prime Bond Fund Common Stock;
(iii)	One Hundred Million (100,000,000) shares designated Merrill Lynch High Current Income Fund Common Stock;
(iv)	One Hundred Million (100,000,000) shares designated Merrill Lynch Quality Equity Fund Common Stock;
(v)	One Hundred Million (100,000,000) shares designated Merrill Lynch Equity Growth Fund Common Stock;
(vi)	One Hundred Million (100,000,000) shares designated Merrill Lynch Flexible Strategy Fund Common Stock;
(vii)	One Hundred Million (100,000,000) shares designated Merrill Lynch Natural Resources Focus Fund Common Stock;
(viii)	One Hundred Million (100,000,000) shares designated Merrill Lynch American Balanced Fund Common Stock;
(ix)	One Hundred Million (100,000,000) shares designated Merrill Lynch Global Strategy Focus Fund Common Stock;
(x)	Three Hundred Million (300,000,000) shares designated Merrill Lynch Domestic Money Market Fund Common Stock;
(xi)	One Hundred Million (100,000,000) shares designated Merrill Lynch Basic Value Focus Fund Common Stock;
(xii)	One Hundred Million (100,000,000) shares designated Merrill Lynch World Income Focus Fund Common Stock;
(xiii)	One Hundred (100,000,000) shares designated Merrill Lynch Global Utility Focus Fund Common Stock;
(xiv)	One Hundred (100,000,000) shares designated Merrill Lynch International Equity Focus Fund Common Stock;

FOURTH:  Immediately following the aforementioned increase in the total number of shares of capital stock that the Company has authority to issue, the Company has authority to issue Two Billion, Seven Hundred Million (2,700,000,000) shares of capital stock, par value Ten Cents ($0.10) per share, totaling an aggregate par value of Two Hundred and Seventy Million Dollars ($270,000,000), an increase of Seven Hundred Million (700,000,000) shares with an aggregate par value of Seventy Million Dollars ($70,000,000). These Two Billion, Seven Hundred Million (2,700,000,000) shares of capital stock are divided into Fourteen (14) classes of Common Stock, designated as follows:

(i)	Five Hundred Million (500,000,000) shares designated Merrill Lynch Reserve Assets Fund Common Stock;
(ii)	One Hundred Million (100,000,000) shares designated Merrill Lynch Prime Bond Fund Common Stock;
(iii)	One Hundred Million (100,000,000) shares designated Merrill Lynch High Current Income Fund common Stock;
(iv)	One Hundred Million (100,000,000) shares designated Merrill Lynch Quality Equity Fund Common Stock;
(v)	One Hundred Million (100,000,000) shares designated Merrill Lynch Equity Growth Fund Common stock;
(vi)	One Hundred Million (100,000,000) shares designated Merrill Lynch Flexible Strategy Fund Common Stock;
(vii)	One Hundred Million (100,000,000) shares designated Merrill Lynch Natural Resources Focus Fund Common Stock;
(viii)	One Hundred Million (100,000,000) shares designated Merrill Lynch American Balanced Fund Common Stock;
(ix)	One Hundred Million (100,000,000) shares designated Merrill Lynch Global Strategy Focus Fund Common Stock;
(x)	One Billion (1,000,000,000) shares designated Merrill Lynch Domestic Money Market Fund common Stock;
(xi)	One Hundred Million (100,000,000) shares designated Merrill Lynch Basic Value Focus Fund Common Stock;
(xii)	One Hundred Million (100,000,000) shares designated Merrill Lynch World Income Focus Fund Common Stock;
(xiii)	One Hundred Million (100,000,000) shares designated Merrill Lynch Global Utility Focus Fund Common Stock;
(xiv)	One Hundred Million (100,000,000) shares designated Merrill Lynch International Equity Focus Fund Common Stock;

FIFTH: All of the shares of the Company’s common Stock, including the additional Seven Hundred Million (700,000,000) shares of capital stock which the Company now has authority to issue, continue to have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Company.

IN WITNESS WHEREOF, Merrill Lynch Variable Series Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the         day of December, 1993.

MERRILL LYNCH VARIABLE
SERIES FUNDS, INC.

By:  /s/ Arthur Zeikel
       Arthur Zeikel
       President

Attest:

/s/ Michael J. Hennewinkel
Michael J. Hennewinkel
Secretary

THE UNDERSIGNED, President of MERRILL LYNCH VARIABLE SERIES FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of said corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation of said corporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereto are true in all material respects, under the penalties of perjury.

/s/ Arthur Zeikel
Arthur Zeikel
President

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